Exhibit 99.1
PowerSecure Announces $30 Million Award to Provide a Major U.S.
Utility with Infrastructure Upgrades
Wake Forest, N.C. — May 25, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today announced its Utility Services unit has been selected by a major U.S. utility to provide a total of approximately $30 million of infrastructure services over the next three years. PowerSecure’s Utility Services team will assist the utility with its plan to upgrade its distribution infrastructure to improve its efficiency and durability. This new award expands and extends the services the Company’s Utility Services unit has been providing the utility over the last twelve months.
The Company expects that this $30 million of business will be recognized as delivered and relatively evenly over the next three years. Work under this new program will begin June 1, with volumes increasing over the next 90-120 days, at which time it is expected that the volume of services under the program will be fully established and will continue at a regular on-going pace. The Company has been proactively investing in equipment and personnel to be positioned to serve the utility as rapidly as possible with top quality work.
The Company will include the $30 million of business in its revenue backlog reported in conjunction with its second quarter earnings release in early August.
Sidney Hinton, CEO of PowerSecure, said, “We are excited about the opportunity to serve this major, well respected utility under an expanded, long-term arrangement. Our Utility Services team has worked extraordinarily hard to provide gold-standard service over the last twelve months, and we are strongly committed to continuing to deliver terrific services with lasting value. Our expected revenues under this new contract will add significantly to both our near and long-term backlog, increasing our confidence in 2010 and providing an early foundation of business for 2011 and 2012.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its LED based street and area light product for utilities and municipalities. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with utility infrastructure products and services, including transmission and distribution construction and maintenance, engineering and design services, and regulatory consulting. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of revenue and profit expected from the award and the outlook for the businesses discussed in this press release, and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally, and related to the events described herein; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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